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                                                                   Exhibit 10.19

                                   CONSIGNMENT
                                    CONTRACT








































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THIS AGREEMENT is made the First day of December, 1996.

between FERSAM INTERNATIONAL Ltd.
        -------------------------

of       Pa Verkuyllaan 51-55 achter,
         1171 EB Badhoevedorp,
         The Netherlands
(hereinafter called the "consignor")

and      JET AVIATION TRADING Inc.
         -------------------------

of       1170 N.W. 163rd Drive,
         Miami, FL 33169
         United States of America
(hereinafter called the "consignee")

1.       IN THIS AGREEMENT

         a) The expression "expendable items" shall mean item for which no authorized repair procedure exists and the cost of repair of which would normally be expected to exceed that of replacement.

         b) The expression "rotable items" shall mean items which can be economically restored to a serviceable condition and in the normal course of operations is repeatedly rehabilitated to a fully serviceable condition over a period approximating to the life of the flight equipment to which it relates.

         c) The expression "material" shall include rotable and expendable items listed in Appendix A hereto.

         d) The expression "shelf life expired" shall mean that the length of time for which an item can be stored under specified requirement has been reached or exceeded.

         e) The expression "net sales price" shall mean:

                  1) In respect of expendable items the selling price ex consignee's warehouse.

                  2) In respect of rotable items the selling price or the loan charges receivable or the exchange charges receivable or the lease charges receivable, less any reconditioning, overhaul or recertification charges incurred by the consignee.



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         f) The expression "disposal" shall mean the sale, loan, lease or exchange of any material.

2.       AGREEMENT TO CONSIGN AND SELL

         The consignor hereby appoints the consignee as its marketing and sales organization for such materials the consignor may in its sole judgement decide from time to time to consign to the consignee pursuant to the terms hereof and the consignee agrees to accept the consigned material and to market and sell, loan, lease or exchange such material on the terms and condition herein contained.

3.       PERIOD OF THE AGREEMENT

         The period of this agreement shall supersede the current one on the date hereof and shall remain in effect for an initial period of two years subject to paragraph 12 below and will continue thereafter until determined by no less than three months notice given by either party to the other on or after the second anniversary of such date.

4.       DELIVERY OF MATERIAL

         The following procedure shall be followed when material is delivered by the consignor to the consignee.

         a) NOTICE

         The consignor shall provide the consignee with written notice of its intention to deliver material at least two working days before the intended delivery date and accompanying such notice shall be a duplicate copy of the delivery note for the material to be delivered.

         b) IDENTIFICATION

         To the extent reasonably possible and practical each unit of material delivered will be tagged by the consignor at the time of delivery which shall identify the unit as the property of the consignor stating to the most current manufacturer's part number and its condition, together with FAA certification.

         c) INVENTORY STOCK LIST

         Each delivery shall be accompanied by a delivery note identifying the material.



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         d) RECEIPT

         The consignee shall execute and deliver to the consignor at the time of delivery of the material a receipt for-all such material delivered subject to correction that might arise pursuant to paragraph 10 hereof

         e) COST, PACKAGING, AND SHIPPING

         Initially the consignor and consignee shall be responsible for all costs of packaging and shipping the material to the consignee's store and the consignor shall bear the risk of loss or damage prior to delivery to the consignee's store.

         f) DELIVERY POINT

         The consignor shall deliver the material to the consignee's warehouse facility at 1170 N.W. 163rd Drive, Miami, Florida, or such other location as the consignor and the consignee might agree to in writing.

         g) STORAGE

         The consignee shall be responsible for storing the material in a segregated area within its main store and for ensuring that at all times all appropriate storage conditions and security requirements are met.

5.       SALES

         Disposal of the material shall be by the consignee as undisclosed agent and on behalf of the consignor. The sales prices shall be determined in the following manner:

         a) LOAN, LEASE OR EXCHANGE

         The consignee agrees to use its best effort to loan, lease or exchange the material promptly and for the best prices obtainable in the market at that time and to be responsible for all amounts due pursuant to any loan, lease or exchange hereunder.

         b) OUTRIGHT SALE

         The consignee agrees to use its best efforts to sell the material promptly and for the best prices obtainable in the market at that time and to be responsible for any and all amounts due pursuant to any sale hereunder.



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         c) COSTS

         The consignee shall be responsible for ( I ) all costs of disposal and distribution including packaging, shipping documents and handling charges and ( 11 ) the recovery of any and all amounts due pursuant to any disposal of material hereunder.

         d) TERMS OF SALE

         With respect to the sale of any material by the consignee pursuant to the terms hereof said material shall be sold either ex warehouse for US-customer or FOB US- airport for overseas customers. All such sales shall provide that title to material shall not pass until full payment has been received.

         e) SHELF LIFE EXPIRED MATERIAL

         In respect to material which is shelf life expired, the consignee shall ensure that all overhaul and/or recertification work required shall be carried out by a party approved for that purpose by the FAA or any other Aviation Authority.

6.       PAYMENT

         The consignee shall pay the consignor by standard accepted payment methods, with telegraphic transfer preferred, from the proceeds of the disposal of the material the amount set forth below on the following terms and conditions:

         a) REPORT

         The consignee shall within 14 days after the last day of each calendar month during the term of this Agreement report to the consignor all disposals made during the said month which shall include an itemized list of the items disposed, the items returned and the debits in respect thereof pursuant to sub-paragraph ( c) of this paragraph, the gross sale price, the net sales price and the amount payable to the consignor. The consignor reserves the right to audit the consignee's method of consigned inventory control during business hours.

         b) PAYMENT

         The consignee shall pay to the consignor a sum equal to 75% of the net sales price of all material disposed of by the consignee as declared in each report submitted under sub-paragraph ( a ) of this paragraph. Invoices shall be submitted by the consignor for the payments due as shown in the reports to in ( a) above and shall be payable within 30 days from date of invoice


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         c) RETURN OF MATERIAL

         Should material be returned to consignee by third party purchaser during a period of 14 days from the date of shipment of the material to the consignee by reason of the material not complying with the purchaser's purchase order then the consignee upon verifying the reason for the return of the material shall, providing the net sales price of the said item has been credited to the consignor's account, debit the consignor's next monthly accounting report and reduce the payment to the consignor's by amount of the previous credit for such material. This procedure will be followed providing it does not create a consignee cash-flow problem, and any amended between consignee / consignor taking into account the vagaries of business.

         d) BAD DEBTS.

         Providing consignee is using all reasonable methods to obtain payment from third party purchasers, consignee / consignor will have the option to negotiate acceptable terms for sharing of burden when all reasonable payment method have been exhausted, including the hiring of collectors agencies. In the event that a dispute may not be resolved within 30 days then the local Legal Arbitrators shall resolve matters accordingly and its findings shall be final and binding on both parties.

7.       TITLE TO MATERIAL

         Title to all material consigned hereunder shall be and remain with the consignor and shall be clearly marked as such until such time as said material is sold and shipped or transferred to a good faith purchaser and paid for at which time the title to the material sold will transfer from the consignor to the purchaser thereof.

8.       LIENS AND ENCUMBRANCES

         The consignor warrants that all material at the time of consignment and thereafter until sold by the consignee shall be free of mortgages, liens, conditional sales agreements or other encumbrances or charges.

9.       CUSTODIANSHIP

         The consignee shall store all material in its warehouse facilities at 1170 N.W. 163rd Drive, Miami, FL 331169, and shall be responsible for the insurance against all risks for the same, at no cost to the consignor.



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10.      INVENTORY CONTROL

         Upon receipt of the material from the consignor, the consignee shall compile an inventory listing of the material to ascertain whether the Delivery Note provided by the consignor is correct and the items are properly tagged. If discrepancies are revealed the consignee will notify the consignor in writing within 10 working days after the discovery of the particular discrepancies and correct its inventory stocking list accordingly unless advised otherwise by the consignor within 10 working days of the consignee's written notification. The consignee shall keep at all times a full and complete listing of the material in its store which will be available to the consignor upon request and the consignee shall have the responsibility to preserve the tagging and identity of the material attached by consignor unless corrected as above. The consignor's representatives shall have reasonable access to the material for the purpose of verifying said lists or inspecting the condition of such material or for any other reasonable purposes related to this Agreement.

11.      RISK OF LOSS AND INSURANCE

         The consignee assumes all risk of loss or damage to the material upon receipt of the material from the consignor. In addition the consignee agrees to maintain in effect at its expense "all risks' insurance on all material until such material is received by purchaser, such insurance is to provide against all risk of physical loss or damage in an amount as is mutually agreed between the parties.

12.      LIEN

         A breach shall arise upon the happening of one or more of the following events which shall constitute an Event of Default namely:

         a) Either party shall fail to perform or observe any of the terms and conditions or agreements to be performed or observed by it as herein contained and such failure shall continue unremedied after written notice thereof has been given to the other

                  (I) for thirty days in the event of the beach relating to non-payment by the consignee.

                  (II) for sixty days in the event of any other breach.

         b) Either party shall generally not be paying its debts as they become due or cease operations or have any action taken against it for administration or liquidation under the Insolvency Act (not being a voluntary liquidation for the purpose of reconstruction or amalgamation) or have a receiver appointed then and in any such event either party shall have the right to terminate this


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                  Agreement without prejudice to the rights and remedies of
                  either party against the other in respect of any antecedent claim, or breach of this Agreement.

14.      FORCE MAJEURE

         The consignee shall not be liable for any damages and/or excess costs or any other losses to the consignor to the extent that such damages costs or losses arise through the failure by the consignee in observing the terms and conditions and which could not with reasonable diligence have been anticipated and was without its fault or neglect including acts of God or public enemy acts of Government, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather and delays and failures of sub-contractors due to any of such causes as above provided the consignee notifies the consignor in writing of the cause of such failure within 30 days.

15.      TERMINATION

         Upon the termination of this Agreement and upon written agreement of termination procedure between the consignee and consignor all remaining material will be made available for return, transportation, and/or disposal by the consignee to the consignor. Consignee will co-operate fully with consignor's authorized agents for removal of consignor's property.

16.      LAW AND DISPUTE

         The parties hereto agree that this Agreement shall be governed by and construed and the performance thereof shall be determined in accordance with the Laws of England. In event that a dispute may not be resolved within 30 days then the local Legal Arbitrators shall resolve matters accordingly and its findings shall be final and binding for both parties.

17.      NOTICES

         All notices and other communications hereunder shall be in writing ( including facsimile transmissions or telexes) and shall be duly given when received by party to whom it is addressed at its address specified below or at such other address as one party may notify to the other as being its address for the receipt of such notices pursuant to this Agreement.

CONSIGNEE

JET AVIATION TRADING, Inc., 1170 N.W. 163rd Drive, Miami, FL 33169, U. S. A.. Phone 1 305 624 6700, Fax 1 305 624 2944.


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Mr. Joseph J. NELSON, President & C.O.O., Jet Aviation Trading, Inc.

CONSIGNOR

FERSAM INTERNATIONAL, Ltd., Pa Verkuyllaan 51-55 achter, 1171 EB Badhoevedorp, The Netherlands. Phone 31 20 659 7771, Fax 31 20 659 7688 / 659 7788.

Mr. Nazie A. EL MASRY, Managing Director, Fersam International, Ltd.
Mrs. Patricia M. EL MASRY, Financial Director, Fersam International, Ltd.
































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APPENDIX TO CONSIGNMENT AGREEMENT, BROKERAGE

         There will arise such time that the consignee and consignor will face a situation to improve the sale of the consignment stock and "BROKERING' is involved i.e. the purchase of items separate from the consignment.

         As each brokered deal has it's own particular characteristics, there will be some deals where consignee purchased items outside vendor and consignor invoices the end user. Equally possible, there will be some cases where the consignor purchases the goods and the consignee invoices the end user. In either case, the party purchasing the goods is responsible for invoicing the other party in a timely manner with their percentage of the agreed upon margin included.

         The division of the proceeds/profits margin will be determined as follows: After removal of the acquisition cost and repair costs (if applicable), profit will be defined as that amount left from invoice to end user divided into two equal parts and split evenly.

         Any freight charges not billable to the end user will be divided equally between the two parties and invoiced accordingly.

         Monthly sales of "BROKERED" items will be on a separate monthly sales return independent from the sales return of consignment stock.

         In certain pre-arranged instances, the consignee or consignor will both purchase part from an outside vendor and invoice end user. In such a case all brokering criteria referenced above applies and monies due either party will be included on "BROKERED" items statement as above.

         Any notice hereunder shall be deemed received at the time of its despatch in the case of a facsimile transmission or at the time of its delivery in the case of a delivery by hand or recorded delivery post.




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AS WITNESS the hands of the parties the day and year first before written.


SIGNED on behalf of the CONSIGNOR BY (Mr. N.A. EL MASRY)

Company Seal

                                                           Being duly authorized



                                                           /s/ N. El Masry
                                                           ---------------------


SIGNED on behalf of the CONSIGNEE BY (Mr. J. J. NELSON)

Company Seal

                                                           Being duly authorized


                                                           /s/ Joseph J. Nelson
                                                           ---------------------



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